SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
           Registration Statement Under the Securities Act of 1933

                    GENERAL EMPLOYMENT ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)

             Illinois                                   36-6097429
   (State or other jurisdiction                      (I.R.S. employer
   of incorporation or organization)                identification no.)

                           Oakbrook Terrace Tower
                         One Tower Lane, Suite 2100
                      Oakbrook Terrace, Illinois 60181
        (Address of principal executive offices, including zip code)

                    GENERAL EMPLOYMENT ENTERPRISES, INC.
                           1999 STOCK OPTION PLAN
                          (Full title of the plan)

                              Herbert F. Imhoff
              Chairman of the Board and Chief Executive Officer
                    General Employment Enterprises, Inc.
                           Oakbrook Terrace Tower
                         One Tower Lane, Suite 2100
                      Oakbrook Terrace, Illinois 60181
                   (Name and address of agent for service)

                               (630) 954-0400
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
                                                                 Proposed           Proposed
                                                                  maximum           maximum
                                                  Amount      offering price       aggregate          Amount of
                                                  to be         per share        offering price    registration fee
       Title of Securities to be Registered     registered          (1)               (1)                (1)
       ------------------------------------     ----------    --------------     --------------    ----------------
     Common Stock, no par value, (including      250,000           $4.47           $1,117,500            $311
     associated Preferred Stock Purchase
     Rights)

     _________________

        (1) Estimated on the basis of $4.47 per share, the average of the high and low sales prices of the Common Stock on April 21, 1999, pursuant to Rule 457(h) under the Securities Act of 1933.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

        The following documents which have been filed by General
   Employment Enterprises, Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998; and

        (c) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on March 3, 1967, under the Securities Act of 1933, and in the Registration Statement filed on Form 8-A filed with the Commission on February 21, 1990 under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Item 4.  Description of Securities.

        Not applicable.

   Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

   Item 6.  Indemnification of Directors and Officers.

        Section 8.75 of the Illinois Business Corporation Act of 1983 permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Article VII of the By-Laws of the Registrant ("Article VII") provides that each person who was or is a party to, or has threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Registrant, to the fullest extent authorized by the Illinois Business Corporation Act of 1983, as currently in effect, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article VII provides that the rights conferred thereby are contract rights between the Registrant and each Director or Officer serving in each such capacity, and any repeal or modification of Article VII shall not affect any rights or obligations thereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

        The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

   Item 7.  Exemption from Registration Claimed.

        Not applicable.

   Item 8.  Exhibits.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   Item 9.  Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
   Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on April 19, 1999.

                            GENERAL EMPLOYMENT ENTERPRISES, INC.


                            By:   /s/ Herbert F. Imhoff
                                  ------------------------------
                                 Herbert F. Imhoff
                                 Chairman of the Board
                                 and Chief Executive Officer

                              POWER OF ATTORNEY

        Each person whose signature appears below appoints Herbert F. Imhoff and Herbert F. Imhoff, Jr. or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys will deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock of the Registrant that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                                  Title                             Date
     ---------                                  -----                             ----
     /s/ Herbert F. Imhoff                      Director, Chairman of,            April 19, 1999
     --------------------------                 the Board and Chief
     Herbert F. Imhoff                          Executive Officer
                                                (Principal Executive
                                                Officer)



     Signature                                  Title                             Date
     ---------                                  -----                             ----

     /s/ Kent M. Yauch                          Chief Financial Officer           April 19, 1999
     --------------------------                 and Treasurer (Principal
     Kent M. Yauch                              Financial and Accounting
                                                Officer)


     /s/ Herbert F. Imhoff, Jr.                 Director                          April 19, 1999
     --------------------------
     Herbert F. Imhoff, Jr.


     /s/ Sheldon Brottman                       Director                          April 15, 1999
     --------------------------
     Sheldon Brottman


     /s/ Leonard Chavin                         Director                          April 14, 1999
     --------------------------
     Leonard Chavin


     /s/ Delain G. Danehey                      Director                          April 14, 1999
     --------------------------
     Delain G. Danehey


     /s/ Walter T. Kerwin, Jr.                  Director                          April 17, 1999
     --------------------------
     Walter T. Kerwin, Jr.


                                EXHIBIT INDEX


   Exhibit
   Number              Description
   -------             -----------

   5                   Opinion of Schiff Hardin & Waite

   23.1                Consent of Ernst & Young LLP

   23.2                Consent of Schiff Hardin & Waite
                       (contained in its opinion filed as Exhibit 5)

   24 Powers of Attorney (contained on the signature pages hereto)